FIRST AMENDMENT TO CREDIT AGREEMENT


        THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the "First Amendment"), dated as of November 27, 1996 but with retroactive effect to September 28, 1996, amends the Credit Agreement dated as of September 18, 1996 by and among OSHKOSH TRUCK CORPORATION, a Wisconsin corporation (the "Borrower"), those Subsidiaries identified as a "Guarantor" on the signature pages hereto and such other Subsidiaries as may from time to time become a party hereto (the "Guarantors"), the several lenders identified on the signature pages hereto and such other lenders as may from time to time become a party hereto (the "Lenders"), FIRSTAR BANK MILWAUKEE, N.A., as agent for the Lenders (in such capacity, the "Agent") and BANK ONE, MILWAUKEE, NA, NATIONSBANK, N.A. and HARRIS TRUST AND SAVINGS BANK, as co-agents (as so amended, the "Credit Agreement").

        1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

        2. Amendment. The parties hereby agree to amend the Credit Agreement as follows:

             2.1 Section 7.9(a). Section 7.9(a) of the Credit Agreement is deleted in its entirety and replaced by the following new Section 7.9(a):

             (a) Consolidated Funded Debt Ratio. There shall be maintained as of the end of each fiscal quarter to occur during the periods shown below a Consolidated Funded Debt Ratio of not greater than:

             Period

        From Closing Date through
             December 27, 1996                  4.75:1.0

        December 28, 1996 through
             March 28, 1997                     4.50:1.0

        March 29, 1997 through
             June 27, 1997                      4.25:1.0

        June 28, 1997 through
             September 26, 1997                 4.00:1.0

        September 27, 1997 through
             September 25, 1998                 3.25:1.0

        September 26, 1998 through
             September 24, 1999                 3.00:1.0

        September 25, 1999 though
             September 29, 2000                 2.50:1.0

        September 30, 2000 through
             September 28, 2001                 2.25:1.0

        September 29, 2001 through
             September 27, 2002                 2.00:1.0

        September 28, 2002 and thereafter       1.75:1.0

             2.2 Section 7.9(c). Section 7.9(c) of the Credit Agreement is deleted in its entirety and replaced by the following new Section 7.9(c):

             (c) Interest Coverage Ratio. There shall be maintained as of the end of each fiscal quarter to occur during the periods shown below an Interest Coverage Ratio of at least:

             Period

        From Closing Date through
             March 28, 1997                     0.85:1.0

        March 29, 1997 through
             June 27, 1997                      1.00:1.0

        June 28, 1997 through
             September 26, 1997                 1.25:1.0

        September 27, 1997 through
             December 26, 1997                  1.75:1.0

        December 27, 1997 through
             March 27, 1998                     2.00:1.0

        March 28, 1998 through
             September 25, 1998                 2.25:1.0

        September 26, 1998 through
             September 29, 2000                 2.50:1.0

        September 30, 2000 and thereafter       3.00:1.0

             2.3 Schedule 2.1(d). Schedule 2.1(d) of the Credit Agreement is deleted in its entirety and replaced by new Schedule 2.1(d) in the form attached hereto.

        3. Conditions Precedent. This First Amendment shall become effective on the date that the Agent (for the benefit of the Lenders) shall have received each of the following:

             (a) this First Amendment, duly executed by an authorized representative of each of the Credit Parties and the Lenders; and

             (b) an amendment fee in an amount equal to one-eighth of 1% of the Revolving Committed Amount and the Term Loan Committed Amount.

        4. Representations and Warranties. To induce the Lenders to enter into this First Amendment, each of the Credit Parties hereby represents and warrants to the Agent and to each Lender that:

             (a) the representations and warranties contained in the Credit Agreement are true and correct as of the date of this First Amendment; and

             (b) no Default or Event of Default has occurred and is continuing as of the date of this First Amendment.

        5. Full Force and Effect. Except as provided herein, all of the terms and conditions set forth in the Credit Agreement, and all additional documents entered into in connection with the Credit Agreement, shall remain unchanged and shall continue in full force and effect as originally set forth, and each of the foregoing is hereby ratified and confirmed in all respects.

        6. Binding Effect. This First Amendment shall be binding upon the parties hereto and their respective successors and assigns.









                     [REMAINDER OF PAGE DELIBERATELY BLANK]

        IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this First Agreement to be duly executed and delivered as of the date first above written.

   BORROWER:                     OSHKOSH TRUCK CORPORATION,
                                 a Wisconsin corporation


                                 By:  /s/ Charles L. Szews
                                 Title:  Vice President and Chief Financial
                                       Officer


   GUARANTORS:                   PIERCE MANUFACTURING INC.,
                                 a Wisconsin corporation


                                 By:  /s/ Charles L. Szews
                                 Title:  Vice President and Chief Financial
                                       Officer


                                 SUMMIT PERFORMANCE SYSTEMS, INC.,
                                 a Wisconsin corporation


                                 By:  /s/ Charles L. Szews
                                 Title:  Vice President and Chief Financial
                                       Officer



   LENDERS:                      FIRSTAR BANK MILWAUKEE, N.A.,
                                 in its capacity as Agent and as a
                                 Lender


                                 By: /s/
                                 Title:  First Vice President


                                 BANK ONE, MILWAUKEE, NA,
                                 in its capacity as a Co-Agent and
                                 as a Lender


                                 By:  /s/ A. F. Maggione
                                 Title:  Vice President


                                 NATIONSBANK, N.A.,
                                 in its capacity as a Co-Agent and
                                 as a Lender


                                 By:  /s/ Wallace Harris Jr.
                                 Title:  Vice President


                                 HARRIS TRUST AND SAVINGS BANK,
                                 in its capacity as a Co-Agent and
                                 as a Lender



                                 By:  /s/
                                 Title:  Vice President



                                 BANK OF AMERICA ILLINOIS, as Lender



                                 By:  /s/
                                 Title:  Sr. Vice President


                                 LASALLE NATIONAL BANK, as Lender


                                 By:  /s/
                                 Title:


                                 FIRST BANK (N.A.), as Lender



                                 By:  /s/
                                 Title:  Vice President


                                 THE NORTHERN TRUST COMPANY, as Lender



                                 By:  /s/
                                 Title:  Vice President


                                 NORWEST BANK MINNESOTA, NATIONAL
                                 ASSOCIATION, as Lender



                                 By:  /s/ Michael W. Krutoch
                                 Title:  Vice President


                                 COMERICA BANK, as Lender



                                 By:  /s/
                                 Title:  Vice President

                                 Schedule 2.1(d)
                              Applicable Percentage


   1. If the Interest Coverage Ratio is less than 1.00:1.0, then the Applicable Percentage shall be as specified below for Pricing Level 8.

   2. If the Interest Coverage Ratio is less than 1.5:1.0 but equal to or greater than 1.0:1.0, then the Applicable Percentage shall be as specified below for Pricing Level 7.

   3. If the Interest Coverage Ratio is less than 2.0:1.0 but equal to or greater than 1.5:1.0, then the Applicable Percentage shall be as specified below for Pricing Level 6.

   2. If the Interest Coverage Ratio is 2.00:1.0 or greater, then the Applicable Percentage shall be determined by reference to the Consolidated Funded Debt Ratio, as specified below:


                                                                                           Applicable
                                          Applicable Percentage        Applicable          Percentage
    Pricing         Consolidated         for Revolving Loans and       Percentage          for Unused
     Level        Funded Debt Ratio        Letter of Credit Fee      for Term Loan        Facility Fee

       8              >4.0:1.0                    2.125                   2.50               0.250
       7        <4.0:1.0 but >3.5:1.0             1.875                   2.25               0.250
       6        <3.5:1.0 but >3.0:1.0             1.625                   2.00               0.250
       5        <3.0:1.0 but >2.5:1.0             1.375                   1.75               0.175
       4        <2.5:1.0 but >2.0:1.0             1.125                   1.50               0.175
       3        <2.0:1.0 but >1.5:1.0             0.875                   1.25               0.175
       2        <1.5:1.0 but >1.0:1.0             0.625                   1.00               0.100
       1              <1.0:1.0                    0.375                  0.750               0.100
